CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         LIGHTPATH TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, at a meeting held September 11, 1997, duly resolved to adopt certain amendments to the Certificate of Incorporation of the Company declaring said amendments to be advisable and directed said amendments be presented at the 1997 annual meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendments were as follows:

                  RESOLVED, That the Company's Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock, dated November 9, 1995 ("Certificate of Designations"), be amended by deleting Sections 3.E(2), 3.E(3) and 4 of the Certificate of Designations in their entirety and replacing them with the following amended Sections 3.E(2), 3.E(3) and 4, respectively.

                  3.E(2) Each share of Class E-2 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, one or more of the following conditions is/are met:

                           (a) the  Minimum  Pretax  Income  is at  least  $10.9
                  million during any of the fiscal years ending on June 30, 1997, 1998 or 1999: or
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                           (b) the Class E-1  Common  Stock has been  previously
                  converted into Class A Common Stock pursuant to paragraph (1) above, and the Minimum Pretax Income is at least $10.9 million during the fiscal year ending June 30, 2000; or

                           (c) the  Minimum  Pretax  Income  is at  least  $14.0
                  million during the fiscal year ending on June 30, 2000;

                           (d) the Class E-1  Common  Stock has been  previously
                  converted into Class A Common Stock pursuant to paragraph (1) above, and the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30, 2001; or

                           (e) the Company is acquired by or merged with or into
                  another entity during either of the periods referred to below and as a result thereof holders of the Class A Common Stock of the Company (after giving consideration to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) receive per share consideration equal to or greater than: (i) $18.00 (subject to adjustment in the event of any stock splits, reverse stock splits, or other similar events) during the 18-month period commencing February 22, 1996; or, (ii) $23.00 (subject to adjustment in the event of any stock splits, reverse stock splits, or similar events) during the 18-month period commencing August 22, 1997; or

                           (f) the Class E-1  Common  Stock has been  previously
                  converted into Class A Common Stock pursuant to paragraph (1) above and the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) equal to or greater than: (i) $18.00 (subject to adjustment in the event of any stock splits, reverse stock splits, or other similar events) during the 30-month period commencing February 22, 1996; or (ii) $23.00 (subject to adjustment in the event of any stock splits, reverse stock splits, or similar events) the 30-month period commencing August 22, 1998.

                  3.E(3) Each share of Class E-3 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, one or more of the following conditions is/are met:

                           (a) the Minimum  Pretax Income is at least $28 during
                  any of the fiscal years ending June 30, 1997, 1998, 1999 and 2000; or

                           (b) the Class E-2  Common  Stock has been  previously
                  converted into Class A Common Stock pursuant to paragraph (2) above and the Minimum Pretax
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                  Income  amounts to at least $28.00  million  during the fiscal year ending June 30, 2001; or

                           (c) the Company is acquired by or merged with or into
                  another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater-than: (i) $30.00 (subject to adjustment in the event of any stock splits, reverse stock splits or similar events) during the 18-month period commencing on February 22, 1996; or (ii) $40.00 (subject to adjustment in the event of any stock splits, reverse splits or similar events) during the 18-month period commencing August 22, 1997; or

                           (d) the Class E-2  Common  Stock has been  previously
                  converted into Class A Common Stock pursuant to paragraph (2) above and the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 (subject to adjustment in the event of any stock splits, reverse stock splits or similar events) during the 30-month period commencing February 22, 1996; or (ii) $40.00 (subject to adjustment in the event of any stock splits, reverse splits or similar events) during the 30-month period commencing August 22, 1998.

         4.       Redemption.

                  (a) If on September 30, 2001, none of the conditions to conversion of the Class E-1 Common Stock, the Class E-2 Common Stock or the Class E-3 Common Stock, as applicable, shall have been satisfied, then such class or classes of Common Stock shall be redeemed by the Company at a price per share of $.0001 and cancelled without further obligation to the holder thereof. From and after September 30, 2001, in the event that none of the conditions to conversion of the Class E-1 Common Stock, the Class E-2 Common Stock or the Class E-3 Common Stock, as applicable, were satisfied at the respective applicable dates, there shall exist no further right with respect to Class E Common Stock, which is thereby cancelled, or with respect to any other cash, property or securities previously issued with respect thereto.

                  (b) Solely for the purpose of issuance upon conversion of the Class E-1, E-2 or E-3 Common Stock as herein provided, the Company shall, at all times, reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class E Common Stock.
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                  FURTHER  RESOLVED,  That all other rights and restrictions set forth in the Certificate of Designations shall remain unchanged and in full force and effect.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of the Corporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, said LIGHTPATH  TECHNOLOGIES,  INC. has caused this certificate to be signed by Donald Lawson, its vice President and Treasurer, this 12th day of November, 1997.


                                        LIGHTPATH TECHNOLOGIES, INC.


                                        By:  /s/ Donald Lawson
                                             -----------------------------------
                                             Donald Lawson
                                             Vice President and Treasurer
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